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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-57741 and No. 333-40972 and Form S-3 No. 333-85171) of our report dated March 26, 2002, with respect to the financial statements of Collateral Therapeutics, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                      ERNST & YOUNG LLP

San Diego, California
March 28, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS